CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Trustees and Shareholder of First Trust Strategic High Income Fund:

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-124146 of First Trust Strategic High Income Fund on Form N-2 of our report dated July 22, 2005, appearing in the Statement of Additional Information, which is a part of such Registration Statement. We also consent to the reference to us under the caption "Independent Registered Public Accounting Firm" in the Statement of Additional Information.


DELOITTE & TOUCHE LLP
Chicago, IL


July 22, 2005